UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2021

HELMERICH & PAYNE, INC.
(Exact name of registrant as specified in its charter)

DE	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400
Tulsa, OK 74119
(Address of principal executive offices and zip code)
(918) 742-5531
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	HP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders

The 2021 Annual Meeting of Stockholders of Helmerich & Payne, Inc. (the "Company") was held on Tuesday, March 2, 2021 (the "2021 Annual Meeting"). The Company's stockholders voted on the following matters with final voting results described below.
1.    The individuals listed below were elected at the 2021 Annual Meeting to serve as Directors of the Company until the Company's Annual Meeting of Stockholders in 2022.

	For	Against	Abstain	Broker Non-Votes
Delaney M. Bellinger	84,374,622	1,041,781	90,696	9,406,576
Kevin G. Cramton	83,982,085	1,433,409	91,605	9,406,576
Randy A. Foutch	66,507,265	18,301,022	698,812	9,406,576
Hans Helmerich	83,190,765	2,269,515	46,819	9,406,576
John W. Lindsay	84,550,160	902,971	53,968	9,406,576
José R. Mas	83,850,596	1,565,807	90,696	9,406,576
Thomas A. Petrie	83,834,624	1,580,989	91,486	9,406,576
Donald F. Robillard, Jr.	83,862,183	1,554,194	90,722	9,406,576
Edward B. Rust Jr.	82,263,067	3,153,028	91,004	9,406,576
Mary M. VanDeWeghe	84,210,092	1,203,028	93,979	9,406,576
John D. Zeglis	82,243,747	3,191,454	71,898	9,406,576
2.    The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the Company's fiscal year ending September 30, 2021 was approved.

For	Against	Abstain	Broker Non-Votes
93,252,141	1,571,020	90,514	—
3.    The advisory vote on the compensation of the Company's executives named in the proxy statement for the 2021 Annual Meeting was approved.

For	Against	Abstain	Broker Non-Votes
82,662,235	2,333,136	511,728	9,406,576

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.

By:	/s/ William H. Gault
Name:	William H. Gault
Title:	Corporate Secretary Date: March 5, 2021